UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/14/2006

RUBINCON VENTURES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29429

DE	510388133
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Rubincon Ventures Inc.
1313 East Maple Street, Suite 223
Bellingham, WA 98225
(Address of principal executive offices, including zip code)

(360)-685-4240
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On July 14, 2006, Rubincon Ventures Inc. ("RVI") entered into a Non-binding Letter of Intent ("LOI") for a proposed transaction with National Hybrid, Inc. ("NH") and Pace Technology, Inc. ("Pace"). The LOI contemplates the purchase by RVI of all of the capital stock of NH and Pace for a purchase price of $9.75 million from the Estate of Ben Pace (the "Estate"). As part of the transaction RVI intends to lease the facilities of NH located in Ronkonkoma, New York and Islip, New York on a triple net basis with an option to purchase one or both facilities for the market value at the time of purchase. RVI also intends to assume the lease for Pace's facilities in Florida.

The closing of the transaction is expected to occur after the closing of the pending combination of RVI and API Electronics Group Corp. ("API"), but not later than November 30, 2006.

The Estate, NH and Pace have agreed to deal exclusively with RVI until the first to occur of September 30 or the signing of a definitive agreement.

RVI is in the process of conducting its due diligence with respect to the proposed transaction. The contemplated transaction is subject to RVI's satisfactory completion of its due diligence investigation and the parties agreeing to, executing and delivering definitive agreements necessary to consummate the proposed transactions.

The description set forth herein of the terms and conditions of the LOI is qualified in its entirety by reference to the full text of the LOI, which is filed with this report as Exhibit 99.1 and incorporated herein by reference.

On July 18, RVI issued a press release announcing the LOI. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words, "believe," "may," "should," "expect," "anticipate," "estimate" "project," "propose," "plan," "intend," and similar words and expressions. Forward-looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward-looking statements are subject to risks and uncertainties outside RVI's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see RVI's other SEC reports.

Item 9.01.    Financial Statements and Exhibits

99.1 Non-binding Letter of Intent

99.2 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBINCON VENTURES INC.

Date: July 20, 2006	By:	/s/ Guy Peckham
Guy Peckham
President

Exhibit Index

Exhibit No.	Description
EX-99.1	Non-binding Letter of Intent
EX-99.2	Press Release